SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

ClearSign Technologies Corporation

12870 Interurban Avenue South

Seattle, WA 98168

Dear Shareholder:

You are invited to attend the annual meeting of shareholders of ClearSign Technologies Corporation (the “Annual Meeting”) on June 17, 2021 at 2:00 p.m. Pacific Daylight Savings Time. In order to protect the health and safety of our shareholders and employees and to facilitate shareholder participation despite the global pandemic, the Annual Meeting will be a completely virtual meeting of shareholders conducted live via the Internet. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLIR2021. Enclosed with this letter are your Notice of Annual Meeting of Shareholders, proxy statement and proxy voting card along with a copy of the Company’s Annual Report on Form 10-K, as amended. The proxy statement included with this letter discusses each of the proposals to be considered at the Annual Meeting.

At this year’s meeting, you will be asked to: (1) elect five directors to serve until the election and qualification of their successors; (2) approve, on an advisory basis, the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approve, on an advisory basis, the compensation paid to our named executive officers; (4) approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan; and (5) approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan or in the absence of a quorum.

The Board of Directors has fixed the close of business on April 20, 2021 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company’s common stock on the Record Date, you are eligible to vote with respect to these matters either electronically, at the meeting, or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. We urge you to authorize your proxy in advance by following the instructions printed on it. Returning the proxy does NOT deprive you of your right to attend the virtual meeting and vote your shares.

Sincerely,

/s/ Colin James Deller
Colin James Deller, Chief Executive Officer

Seattle, Washington
May 6, 2021

ClearSign Technologies Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Notice of Annual Meeting of Shareholders

to be held June 17, 2021

To the Shareholders of ClearSign Technologies Corporation:

The Annual Meeting of Shareholders will at 2:00 p.m. Pacific Daylight Savings Time on June 17, 2021. The Annual Meeting will be a completely virtual meeting of shareholders conducted live via the Internet. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CLIR2021. During the Annual Meeting, shareholders will be asked to:

(1)	elect five directors to serve until the election and qualification of their successors;

(2)	approve, on an advisory basis, the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2021;

(3)	approve, on an advisory basis, the compensation paid to our named executive officers;

(4)	approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan; and

(5)	approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan or in the absence of a quorum.

If you are a shareholder of record as of April 20, 2021, you may vote at the Annual Meeting as further described in the accompanying proxy statement. The date of mailing this Notice of Meeting and proxy statement is on or about May 10, 2021.

Dated: May 6, 2021

By order of the Board of Directors

/s/ Brian G. Fike
Brian G. Fike
Chief Financial Officer, Treasurer and Secretary

ATTENDING THE VIRTUAL ANNUAL MEETING AND the proxy procedure

This proxy statement and the accompanying proxy card are first being mailed on or about May 10, 2021 to owners of record of shares of common stock of ClearSign Technologies Corporation (which may be referred to in this proxy statement as “we,” “us,” “ClearSign” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our virtual annual meeting of shareholders (the “Annual Meeting”) to be held on June 17, 2021, at 2:00 p.m. Pacific Daylight Savings Time. This proxy procedure permits all shareholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

You will be able to attend the Annual Meeting online. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/CLIR2021 and enter the 16-digit control number included on your proxy card. You may begin to log into the meeting platform beginning at 1:45 p.m. Pacific Daylight Savings Time on June 17, 2021.

Shareholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CLIR2021. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/CLIR2021 you can call if you encounter any difficulties accessing the virtual meeting during the meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2021: the Notice of Annual Meeting, proxy statement and 2020 Annual Report on Form 10-K, as amended, are also available at www.clearsign.com

About The Meeting: Questions And Answers

What am I voting on?

At this year’s meeting, you will be asked to:

(1) elect five directors to serve until the election and qualification of their successors;

(2) approve, on an advisory basis, the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2021;

(3) approve, on an advisory basis, the compensation paid to our named executive officers;

(4) approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan; and

(5) approve one or more adjournments of the Annual Meeting to a later date or dates to in the absence of a quorum.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Shareholders of record at the close of business on April 20, 2021 (the “Record Date”) may vote at the Annual Meeting. Each share of our common stock has one vote. There were 31,254,656 shares of common stock outstanding on April 20, 2021.

How do I vote?

You may vote over the Internet, by telephone, by mail, or at the Annual Meeting.

Vote by Internet. You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, June 16, 2021. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Wednesday, June 16, 2021. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to ClearSign Technologies Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote at the Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/CLIR2021. You will need the 16-digit control number included on your proxy card. If you previously voted via the Internet or by telephone or mail, you will not limit your right to vote online at the Annual Meeting.

If you vote by Internet, telephone or mail, you will be designating Colin James Deller, our Chief Executive Officer, and/or Brian G. Fike, our Chief Financial Officer, Treasurer and Secretary, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote electronically.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the Internet?

If you vote by Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Colin James Deller, our Chief Executive Officer, and/or Brian G. Fike, our Chief Financial Officer, Treasurer and Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be counted.

How will my proxy vote my shares?

If you are a shareholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the director-nominees (see Proposal 1), “FOR” the approval, on an advisory basis, of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2021 (see Proposal 2), “FOR” approving, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 3), “FOR” approving the ClearSign Technologies Corporation 2021 Equity Incentive Plan (see Proposal 4), and “FOR” approving one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan or in the absence of a quorum (see Proposal 5).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so, however, we will transact any such other business as may properly come before the Annual Meeting or any adjournments thereof. Your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions your Nominee provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on non-routine matters. Under applicable regulations, the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation and to the implementation of, or a material revision to, an equity incentive plan are also not considered a routine matter. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to Proposals 1, 3 and 4, votes may not be cast on your behalf. If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote.

How do I change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	notifying our Chief Financial Officer, Treasurer and Secretary, Brian G. Fike, by e-mail to brian.fike@clearsign.com that you are revoking your proxy;

•	submitting a proxy at a later date via the Internet or telephone or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or

•	attending and voting at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions provided by your Nominee.

Who will count the votes?

Our Secretary, Brian G. Fike, will act as the inspector of election and count the votes, with the assistance of reports provided by Broadridge Shareholder Services.

What constitutes a quorum?

The holders of a majority of the Company’s eligible votes as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy with voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approval, on an Advisory Basis, of the Appointment of Gumbiner Savett Inc. as the Company’s Independent Registered Public Accounting Firm. This is an advisory vote only and not binding on the Company. The Audit Committee will consider the outcome of this vote when making future decisions regarding the appointment of an independent registered public accounting firm.

Approval, on an Advisory Basis, of the Compensation Paid to our Named Executive Officers. Proposal 3 is also an advisory vote only. This vote will not be binding on us, our Board, or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Approval of the ClearSign Technologies Corporation 2021 Equity Incentive Plan. Proposal 4 will be approved if a quorum is present and the affirmative vote of the holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting exceeds the votes cast against Proposal 4.

Approval of One or More Adjournments of the Annual Meeting in Certain Circumstances. Proposal 5 will be approved by the affirmative vote of the holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting exceeds the votes cast against Proposal 5. If a quorum is not present at the Annual Meeting, Section 2, Subsection 2.8 of our bylaws states that a majority of the votes represented may adjourn the Annual Meeting.

Other Proposals. So long as a quorum is present, in order to approve any other proposal that might properly come before the Annual Meeting, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, except when a different vote is required by law or by our articles of incorporation.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the proposals.

What percentage of the Company’s common stock do our directors and officers own?

As of April 20, 2021, our current directors and executive officers beneficially owned approximately 24% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 32 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

We do not plan to employ a professional solicitation firm with respect to proposals to be presented at the Annual Meeting. However if, for example, we do not believe we will meet the quorum requirements set forth in our bylaws, we may retain a proxy solicitation firm to solicit proxies. If we do so, we will pay a fee for those services and will reimburse the proxy solicitation firm for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We may also agree that the proxy solicitation firm’s fees may increase if certain changes in the scope of its services occur.

Who is the independent registered public accounting firm, and will they be represented at the Annual Meeting?

Gumbiner Savett Inc. served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the year ended December 31, 2020 and has been appointed to serve as our independent registered public accounting firm for 2021. We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

What are the recommendations of the Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the director nominees (see Proposal 1);

•	FOR the approval of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2021 (see Proposal 2);

•	FOR the approval of the compensation paid to our named executive officers (see Proposal 3);

•	FOR the approval of the ClearSign Technologies Corporation 2021 Equity Incentive Plan (see Proposal 4); and

•	FOR the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan or in the absence of a quorum (see Proposal 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Governance of the Company

The following table sets forth the names and ages of the directors and executive officers serving immediately prior to the Annual Meeting. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Colin James Deller	53	Chief Executive Officer and Director
Brian G. Fike	52	Chief Financial Officer, Treasurer and Secretary
Robert T. Hoffman Sr.	62	Director, Chairperson of the Board
Susanne L. Meline	53	Director, Lead Independent Director
Bruce A. Pate	63	Director
Judith S. Schrecker	68	Director

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Washington Business Corporation Act and our bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

Shareholders may communicate with the members of the Board, either individually or collectively, or with any independent directors, individually or as a group, by writing to the Board at 12870 Interurban Avenue South, Seattle, Washington 98168. These communications will be reviewed by the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Corporate Governance Committee, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, the Board concluded its annual review of director independence in April 2021. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors then serving on the Board, including those nominated for election at the Annual Meeting, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the exception of Robert T. Hoffman Sr. and Colin James Deller.

Board Meetings and Committees of our Board

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, referred to in this proxy statement as the “Governance Committee” (collectively, the “Board Committees”). All members of the Board Committees are non-employee directors who are deemed independent. During the year ended December 31, 2020, the Board held nine meetings, the Audit Committee held five meetings, the Compensation Committee held four meetings, and the Governance Committee held five meetings. Each of our directors attended at least 75% of the meetings held by the Board and the Board Committees of which he or she is a member. We do not have a policy with regard to Board attendance at the annual meetings. All of the members of our Board attended the 2020 Annual Meeting.

Audit Committee

Immediately prior to the Annual Meeting, the Audit Committee was comprised of Susanne Meline (Chairperson), Bruce Pate and Judith Schrecker. The role of the Audit Committee includes, but is not limited to, the following:

•	overseeing management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

•	appointing, compensating, retaining, and overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	overseeing management’s maintenance of internal controls and procedures for financial reporting at least annually;

•	overseeing our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

•	overseeing the independent registered public accounting firm’s qualifications and independence;

•	preparing the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement; and

•	discharging such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable laws, rules or regulations.

The Audit Committee is authorized (without seeking Board approval) to retain or terminate special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to meet with any members of, or advisors to, the Audit Committee.

A copy of the charter of the Audit Committee is available on our website at www.clearsign.com (under “Investors-Corporate Governance-Governance Documents”).

Compensation Committee

Immediately prior to the Annual Meeting, the Compensation Committee was comprised of Bruce Pate (Chairperson), Susanne Meline, and Judith Schrecker. The role of the Compensation Committee is to:

•	review, approve, and recommend to the Board our compensation and benefits policies generally and the annual compensation (base salary, bonus and other benefits) for all of our executives, including our Chief Executive Officer;

•	administer the ClearSign Technologies Corporation 2011 Equity Incentive Plan, the 2013 Consultant Stock Plan and the ClearSign Technologies Corporation 2021 Equity Incentive Plan, if approved pursuant to Proposal 4; and

•	annually review and make recommendations to the Board with respect to the compensation of non-executive directors, including any incentive plan compensation.

A copy of the charter of the Compensation Committee is available on our website at www.clearsign.com (under “Investors-Corporate Governance-Governance Documents”).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys, and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant used to provide advice on compensation levels or assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Pursuant to the terms of the ClearSign Technologies Corporation 2011 Equity Incentive Plan, the Compensation Committee may delegate to one or more officers of the Company the authority to grant awards under the plan to participants who are not insiders of the Company.

Nominating and Corporate Governance Committee

Immediately prior to the Annual Meeting, the Governance Committee was comprised of Bruce Pate (Chairperson) and Susanne Meline. The role of the Governance Committee is to:

•	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•	review planning for succession to the positions of Chairperson of the Board and Chief Executive Officer and other senior management positions;

•	annually recommend to the Board persons to be nominated for election as directors;

•	recommend to the Board the members of all standing committees;

•	adopt or develop for Board consideration corporate governance principles and policies; and

•	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.clearsign.com (under “Investors-Corporate Governance-Governance Documents”). The members of the Governance Committee reviewed the qualifications of the director-nominees.

Policy with Regard to Director Nominations

Shareholder proposals with regard to director nominations are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in our Policy Regarding Shareholder Candidates for Nomination (the “Policy”). Shareholder proposals that meet these requirements will be summarized by the Corporate Secretary. Summaries and copies of the shareholder proposals are circulated to the Chairman of the Governance Committee.

The Governance Committee will consider director candidates recommended by shareholders. If a director candidate is recommended by a shareholder (a “Nominating Shareholder”), the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. The Policy requires a Nominating Shareholder to have continuously held at least 5% of the Company’s common stock for at least three years by the date the name of the candidate is submitted, and to continue to hold the common stock through the date of the annual meeting. The Policy permits a Nominating Shareholder to submit one candidate for consideration at any annual meeting of shareholders. Pursuant to the Policy, a Nominating Shareholder must submit a candidate for consideration as a director in writing to the Company’s Secretary; the submission must be received by a date not later than the 120th calendar day before the anniversary of the date that the prior year’s annual meeting proxy statement was released to shareholders (or if the annual meeting date has changed by more than 30 days, a reasonable time before we begin to print and mail the proxy statement) and must include the following information:

1.            The name, address and number of shares of common stock owned by the Nominating Shareholder;

2.            A representation that the Nominating Shareholder meets the requirements described above and will continue to meet them through the date of the annual meeting. If the Nominating Shareholder is not a registered holder of the Company’s common stock, the Nominating Shareholder must provide evidence of eligibility as provided in Exchange Act Rule 14a-8(b)(2).

3.            A description of all arrangements or understandings (whether written or oral) between or among the Nominating Shareholder and the candidate or any other person or entity (naming such person or entity) regarding the candidate’s nomination.

4.            All information regarding the candidate that the Company would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission with respect to a meeting at which the candidate would stand for election.

5.            Confirmation that the candidate is independent under the independence requirements established by the Company, Rule 10A-3(b) promulgated under the Exchange Act and Nasdaq Listing Rule 5605(a)(2), or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent.

6.            The consent of the candidate to serve as a member of the Company’s board of directors, if nominated and elected.

7.            A representation signed by the candidate that if elected he or she will:

(i)            represent all shareholders of the Company in accordance with applicable laws and the Company’s article of incorporation, bylaws and other policies;

(ii)           comply with all rules, policies or requirements generally applicable to non-executive directors; and

(iii)          upon request, complete and sign a customary director and officer questionnaire.

Our Policy Regarding Shareholder Candidates for Nomination is available on our website at www.clearsign.com (under “Investors-Corporate Governance-Governance Documents”).

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should preferably have board experience with one or more companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in combustion, technology, air pollution control and air emission regulation, intellectual property, start-up companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members. The current director candidates were recommended by the Governance Committee, which is comprised of a majority of independent directors.

Compensation Committee Interlocks and Insider Participation

None of our prior or current executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.clearsign.com (under “Investors-Corporate Governance-Governance Documents”). We intend to satisfy the disclosure requirement regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting the information on our Internet website, www.clearsign.com.

Employee, Officer, and Director Hedging

Our policy against insider trading prohibits all employees and directors from engaging in any short sales of our securities, hold our securities in a margin account, or pledge our securities as collateral for a loan.

Risk Oversight by the Board of Directors

It is management’s responsibility to assess and manage the various risks we face. It is the Board’s responsibility to oversee management in this effort, in order to ensure that risks and uncertainties that may relate to our ongoing operations and to our plans for the future are considered and managed appropriately. In exercising its oversight, the Board has allocated some areas of focus to its Committees and has retained areas of focus for itself, as more fully described below.

Full Board - Risks and exposures focused on by the full Board include strategic, financial and execution risks including cyber and safety risks, and other current matters that may present material risk to our operations, plans, prospects or reputation. Throughout the year, the Chief Executive Officer discusses these risks with the Board during strategy reviews that focus on a particular function or aspect of our business.

Audit Committee - Risks and exposures focused on by the Audit Committee are those associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, risk management as a whole and credit and liquidity matters.

Governance Committee - Risks and exposures focused on by the Governance Committee are those relating to corporate governance and management and director succession planning.

Compensation Committee - Risks and exposures focused on by the Compensation Committee are those associated with leadership assessment and compensation programs and arrangements, including incentive plans, to ensure that compensation incentives are aligned with our risk management objectives.

Board Leadership Structure

The Chairperson of the Board presides at all meetings of the Board. The Chairperson is appointed on an annual basis by at least a majority vote of the directors. At a special meeting of the Board held on November 6, 2018, the Board determined to separate the offices of the Chief Executive Officer and the Chairperson. The Board believes that this leadership structure increases the Board’s independence from management by allocating authority for operational leadership to the Chief Executive Officer while allocating to the Board the responsibility for monitoring and overseeing management. The Board again appointed Ms. Meline to the role of lead independent director at a meeting held on February 13, 2020. As the lead independent director, Ms. Meline is the liaison between Mr. Hoffman, as the Chairperson, and the other independent directors. We believe that having a lead independent director will facilitate communication among the members of the Board.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company believes that, with the exception of the individuals named below, all of its directors, officers and beneficial owners of more than 10% of our equity securities timely filed these reports during 2020.

Donald Kendrick, our Chief Technology Officer, and Stephen Sock, our Senior Vice President of Business Development, each filed a Form 4 reporting the grant of options to purchase common stock of the Company (each award constituting one transaction) one day after the filing due date.

Proposal 1 — Election Of Directors

Nominees for Election

The Board of Directors is comprised of five members. Our Board, upon the recommendation of the Governance Committee, has nominated our five incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes cast. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Robert T. Hoffman Sr.

Mr. Hoffman became a director of our Company in July 2018 in conjunction with the execution of a Voting Agreement between the Company and clirSPV LLC and was appointed as Chairman in November 2018. Mr. Hoffman has more than 30 years of relevant capital markets experience and expertise. In 2011, Mr. Hoffman founded and continues to manage Princeton Opportunity Management LLC. Previously, he served as founder and managing partner of Candlewood Capital Management. The firm’s Candlewood Funds were a family of domestic and off-shore long/short fund which totaled more than $1 billion in primarily institutional assets. Mr. Hoffman also was a Managing Director and Portfolio Manager for the Growth & Income (G&I) mutual fund and institutional assets of what was originally Scudder Stevens and Clark, where he was responsible for all buy and sell decisions. During his tenure, G&I assets under management expanded from approximately $1.75 billion to more than $25 billion. Mr. Hoffman was also nominated by two separate governors to serve three terms as a Member and Chairman of the State of New Jersey Investment Council (SIC) from 1990 to 2002. The SIC has ultimate oversight responsibility for state and local pension funds totaling more than $80 billion. Mr. Hoffman's career also includes service as the Assistant State Treasurer for Pensions and Investments for the State of New Jersey; Special Assistant to the Governor of New Jersey; and Mergers, and Acquisitions Analyst at ABN/LaSalle Bank. He holds an M.B.A. with Distinction from the Kellogg Graduate School of Management at Northwestern University and an Economics degree from Dartmouth College.

Susanne L. Meline

Ms. Meline has been a director of our Company since February 2018. In 2003, Ms. Meline co-founded Francis Capital Management (“FCM”), a value-based investment advisor, where she continues to specialize in analyzing small cap stocks. Prior to co-founding FCM, Ms. Meline worked as an investment banker with Houlihan Lokey, a global investment bank serving corporations, institutions, and governments worldwide. She also practiced law in the corporate group of Jones Day, an international law firm that provides legal advisory services across multiple disciplines and jurisdictions. Ms. Meline is a Certified Director through the UCLA Anderson School of Management, a Board Leadership Fellow for the National Association of Corporate Directors (the “NACD”) and holds a CERT Certificate in CyberSecurity Oversight from the NACD and Carnegie Mellon University Software Engineering Institute. Ms. Meline received a B.A. in political science from UCLA, and a J.D. from the UC Hastings College of the Law. She currently serves on the board of directors of Ra Medical Systems, Inc. (NYSE American: RMED) and has also served on the board of directors of Finomial Corporation and AquaMetals Corporation.

Bruce A. Pate

Mr. Pate joined our Company as a director in January 2019. Mr. Pate is the general partner of Pate Capital Partners LP, which he founded in 2004 to invest in publicly traded companies with a special emphasis in energy and resource-related sectors. Prior to founding Pate Capital Partners LP, Mr. Pate spent over 20 years at Morgan Stanley & Co. as a principal of the firm, where he managed fixed income and equity portfolios for entrepreneurs, foundations, and corporations.

Judith S. Schrecker

Ms. Schrecker joined our Company as a director in February 2021. Ms. Schrecker brings more than 40 years of financial and operating leadership and board participation with broad international experience. Most recently Ms. Schrecker was VP of Finance of Flat Rolled Products at ATI – Allegheny Technologies, Inc., a Global manufacturer of technically advanced specialty materials and complex components, overseeing revenues of over $1 billion. Prior to that Ms. Schrecker was Chief Financial Officer of Alcoa's Global Rolled Products business and a member of the executive council of the company. Under her leadership, the Global Rolled Products business achieved historically high profitability. Ms. Schrecker previously served on the boards of Finacity Corporation and Dress for Success Worldwide. She attended the University of Pittsburg Graduate School of Public and International Affairs along with a B.A. in History, Economics, and Latin American Studies from Temple University. Additionally, Ms. Schrecker is a 2020 Exceptional Women Awardees Foundation (EWA) recipient.

Colin James Deller

Dr. Deller joined us as our President in February 2019, transitioned to the office of Chief Executive Officer on April 1, 2019 and was appointed as a director on February 13, 2020. Dr. Deller began his career at Hamworthy Combustion while also completing his Ph.D. In 1996, Dr. Deller joined Callidus, where he was employed in Project Engineering and Sales, and over the course of ten years advanced to serve as Chief Combustion Engineer and Manager of Burner Order Execution before being promoted to oversee Callidus’ entire burner business. From 2010 until he left Callidus, following the acquisition of Callidus by Honeywell, Dr. Deller served as General Manager with full profit and loss accountability for the Honeywell UOP Callidus burner business worldwide. During that time, he led his team in developing new international markets, including developing a leading market position in China. From May 2018 until he joined the Company, Dr. Deller served as the interim Global Operations Director for the entire Honeywell International UOP Callidus business, which includes flares and thermal oxidizers in addition to burners.

Dr. Deller has a Bachelor of Engineering in mechanical engineering from Portsmouth Polytechnic, U.K., a doctorate in flame chemistry from the University of Portsmouth, U.K., and an MBA from The University of London.

The investment experience that each of Ms. Meline and Messrs. Hoffman and Pate brings to our Board includes their experience in analyzing the operations of businesses, and particularly smaller capitalized companies, to determine the likelihood of success. Ms. Schrecker has significant financial, business, operational and industrial experience. In addition, Ms. Meline has significant experience with respect to best practices in corporate governance. We believe that their experience, together with the expertise brought to our operations by Dr. Deller, will help us achieve our goals of proving commercial viability of our products, generating interest from end users and original equipment manufacturers and licensing our technology. For these reasons we concluded that each of these individuals should serve as a director.

None of our director nominees is related to any other director nominee or any officer. None of our director nominees has been involved in a legal proceeding that requires disclosure pursuant to Item 401(f) of Regulation S-K promulgated under the Exchange Act. Mr. Hoffman was selected as a director pursuant to the terms of a Voting Agreement we entered into with clirSPV LLC in July 2018. Mr. Pate was selected as a director pursuant to the terms of the Cooperation Agreement we entered into with Anthony DiGiandomenico and his affiliates in January 2019.

Director Compensation for 2020

The following table sets forth information concerning compensation for services rendered by our non-executive directors for 2020. The amounts represented in the “Option Awards” column reflect the grant date fair value of the options computed in accordance with FASB ASC Topic 718 and do not necessarily equate to the income that will ultimately be realized by the director for such awards.

Name	Fees Earned or Paid in Cash		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Lon E. Bell	$		$		$16,875	(1)	$-	$-	$-	$16,875
James Simmons					8,448	(2)	-	-	-	8,448
Bruce A. Pate					97,670	(3)	-	-	-	97,670
Susanne L. Meline					112,506	(4)				112,506
Robert T. Hoffman					98,906	(5)				98,906
		$-		$-	$334,405		$-	$-	$-	$334,405

(1)	Since his appointment as a director, Dr. Bell has received grants of 99,693 shares of common stock and options for the purchase of 119,000 shares as compensation for his services. Dr. Bell did not stand for re-election in 2020.
(2)	During his tenure as a director, Mr. Simmons received options for the purchase of 80,000 shares of common stock as compensation for his services. Mr. Simmons resigned as a director on February 13, 2020.
(3)	Since his appointment as a director, Mr. Pate has received options for the purchase of 189,000 shares of common stock as compensation for his services.
(4)	Since her appointment as a director, Ms. Meline has received grants of 27,027 shares of common stock and options for the purchase of 227,500 shares of common stock for her services.
(5)	Since his appointment as a director, Mr. Hoffman has received grants of 13,514 shares of common stock and options for the purchase of 206,500 shares of common stock for his services.

In 2020, each non-executive director’s annual compensation was paid in options to purchase common stock. This component of the Company’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our shareholders.

All directors are reimbursed for ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Company’s expense reimbursement procedure applicable to all employees of the Company.

Other than the 2011 Equity Incentive Plan and the 2021 Equity Incentive Plan, if approved at the Annual Meeting, the independent directors are not eligible to participate in the Company’s employee benefit plans, including the retirement plan.

Vote Required and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the nominees receiving the most votes for election will be elected.

The Board unanimously recommends a vote “FOR” each of the nominees.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with management;

•	discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

•	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by Gumbiner Savett Inc. for the year ended December 31, 2020 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Susanne L. Meline, Chairperson

Judith S. Schrecker

Bruce A. Pate

Proposal 2 – APPROVE, ON AN ADVISORY BASIS, of THE Appointment
of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Gumbiner Savett Inc. as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. Gumbiner Savett Inc. has served as our independent registered public accounting firm since 2011.

Shareholder approval of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm is advisory only and is not required by our bylaws or the Washington Business Corporation Act. The Board seeks such approval as a matter of good corporate practice. Should the shareholders fail to approve the selection of Gumbiner Savett Inc. as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm in the future. In making its recommendation to the Board that shareholders ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2021, the Audit Committee considered whether Gumbiner Savett Inc.’s provision of non-audit services is compatible with maintaining its independence. The Audit Committee approved the audit fees, audit-related fees, tax fees and all other fees described below and believes such fees are compatible with the independence of Gumbiner Savett Inc.

	2020	2019
Audit Fees	$62,000	$60,500
Audit Related Fees	-	-
Tax Fees	$8,500	$14,912
All Other Fees	$30,085	$6,528

Audit Fees. “Audit Fees” are the aggregate fees of Gumbiner Savett Inc. attributable to professional services rendered in 2020 and 2019 for the audit of our annual consolidated financial statements and for review of consolidated financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by Gumbiner Savett Inc. in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees. “Tax Fees” are the aggregate fees of Gumbiner Savett Inc. billed for professional services rendered to us for tax compliance, tax advice, and tax planning.

All Other Fees. “All Other Fees” are the aggregate fees of Gumbiner Savett Inc. attributable to customary agreed upon professional services in connection with the filing of our Form S-3 in June 2019, filing of our prospectus supplement and the public offering completed in August 2020, filing of our prospectus supplement in connection with our At-The-Market agreement executed in December 2020, and review of our annual proxy statements.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The required pre-approval policies and procedures were complied with during 2020 and 2019.

Gumbiner Savett Inc. Representatives at Annual Meeting

We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

Vote Required and Recommendation

This is an advisory vote and does not require a minimum number of votes.

The Board unanimously recommends you vote “FOR” approval of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2021.

Executive Compensation and Related Information

The following is biographical information about our executive officers.

Colin James Deller, Ph.D., Chief Executive Officer

See Dr. Deller’s biography included at Proposal 1.

Brian G. Fike, Chief Financial Officer, Treasurer and Secretary

Mr. Fike was appointed as our Controller in January 2016, as our interim Chief Financial Officer, Secretary and Treasurer in May 2017 and as our Chief Financial Officer on November 12, 2019. Prior to joining the Company, from March 2001 to January 2016, Mr. Fike was employed by Darigold, Inc., a $2.3 billion dairy manufacturing co-op of 500 member farmers, where he successively held the positions of Plant Controller, Accounting and Finance Manager, Strategy Manager and Regional Controller. Prior to his career at Darigold, Mr. Fike held similar positions in the specialty foods and industrial automation industries. Mr. Fike also served eight years in the U.S. Naval Reserve.

Mr. Fike holds a BBA in Accountancy from Boise State University and an MBA from the University of Washington.

None of our executive officers is related to any of our directors or any other officer. None of our executive officers has been involved in a legal proceeding that requires disclosure pursuant to Item 401(f) of Regulation S-K promulgated under the Exchange Act. None of our officers was selected as such as a result of an arrangement or understanding between him and any other person.

Summary Compensation Table for 2020 and 2019

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer and our Chief Financial Officer in 2020 and 2019, in accordance with Item 402(m)(2) of Regulation S-K. These officers are referred to herein as the “named executive officers” or “NEOs.” The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by the Company pursuant to ASC Topic 718 and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards (1) ($)		All Other Compensation (2) ($)	Total ($)
Colin J. Deller	2020	350,000	202,454	(3)	97,408	(5)	68,351	718,213
Chief Executive Officer	2019	306,250	90,000	(4)	206,992	(6)	59,444	662,686
Brian G. Fike	2020	200,000	50,000	(3)	29,558		32,352	311,910
Chief Financial Officer	2019	174,250	19,217	(4)	50,098		29,941	273,506

(1) The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation, and includes amounts from option awards granted in 2020, 2019, 2018, and 2017. For information on the valuation assumptions used in calculating these dollar amounts, see Notes 2 and 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise.
(2) Relates to healthcare benefits, relocation expenses and employer matching in a defined contribution retirement plan available to all employees.
(3) Bonuses for 2020 were accrued in 2020 and paid in either Stock or Stock options during the first quarter of 2021.
(4) Bonuses for 2019 were accrued in 2019 and paid in exercisable stock options issued during the first quarter of 2020.
(5) Includes option awards of $45,147 and inducement awards of $52,261.
(6) Includes option awards of $95,936 from our 2011 Equity Incentive Plan and stock options of $111,056 issued to Dr. Deller as an inducement to accept our offer of employment.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by our NEO’s at December 31, 2020.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (g)	Market Value of Shares or Units of Stock that have not Vested (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Colin J. Deller
	178,161	(1)	-	(1)	$0.94	12-31-29
	133,333	(2)	66,667	(2)	$2.25	12/31/28	-	-	-	-
	266,667	(3)	133,333	(3)	$1.16	12/31/28	-	-	-	-

Brian G Fike
	40,000	(1)	-	(1)	$0.89	12/31/29
	33,333	(4)	16,667	(4)	$2.25	12/31/28			-	-
	33,333	(4)	16,667	(4)	$1.21	12/31/28			-	-
	50,000	(1)	-	(1)	$1.21	12/31/28			-	-
	15,625	(5)	9,375	(5)	$1.90	03/31/28			-	-
	8,750	(6)	1,250	(6)	$3.80	03/31/27			-	-
	5,000	(7)	-	(7)	$4.21	03/31/26			-	-

(1) Unearned options vest 100% on the date of award. At December 31, 2020, these options have vested 100%.
(2) Unearned options vest 33% on the date of award and on January 24th of each calendar year thereafter until fully vested on January 24, 2021. In the event of a change in control of the Company, the unvested options become fully vested. At December 31, 2020, these options have vested 67%. These options are non-qualified and issued as an inducement award.
(3) Unearned options vest 33% on the date of award and on January 24th of each calendar year thereafter until fully vested on January 24th, 2021. In the event of a change in control of the Company, the unvested options become fully vested. At December 31, 2020, these options have vested 67%. Of the 400,000 options 141,382 are non-qualified and issued as an inducement award.
(4) Unearned options vest 33% on the date of award and on January 1 of each calendar year thereafter until fully vested on January 1, 2021. In the event of a change in control of the Company, the unvested options become fully vested. At December 31, 2020 these options have vested 67%.
(5) Unearned options vest 6.25% on July 1, 2018 and on the first day of each calendar quarter thereafter until fully vested on April 1, 2022. In the event of a change in control of the Company, the unvested options become fully vested. At December 31, 2020, these options have vested 62.5%.
(6) Unearned options vest 6.25% on July 1, 2017 and on the first day of each calendar quarter thereafter until fully vested on April 1, 2021. In the event of a change in control of the Company, the unvested options become fully vested. At December 31, 2020, these options have vested 87.5%.
(7) Unearned options vested at the rate of 40% on April 1, 2017 and continue to vest at the rate of 5% on the first day of each calendar quarter thereafter until they are fully vested on April 1, 2020. At December 31, 2020 100% of these options were vested.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Colin James Deller

On January 28, 2019 (the “Effective Date”), the Company and Colin James Deller entered into an employment agreement pursuant to which the Company employed Dr. Deller as its President until April 1, 2019, at which time Dr. Deller became the Company’s Chief Executive Officer. Pursuant to the agreement, the Company pays Dr. Deller an annual salary of $350,000. As an inducement to accept employment with the Company, Dr. Deller was also granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.16 per share and an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.25 per share. Each option has a term of 10 years and will vest as follows: the right to purchase one-third of the shares of common stock subject to the option vested on the Effective Date; the right to purchase one-third of the shares will vest on the first anniversary of the grant date; and the right to purchase one-third of the shares will vest on the second anniversary of the grant date. The Company has agreed to pay certain expenses, not to exceed the sum of $100,000, related to Dr. Deller’s move from Tulsa, Oklahoma to Seattle, Washington, including reasonable expenses related to the sale of his home in Tulsa. As a temporary adjustment for the difference in the cost of living between Tulsa and Seattle (the “Relocation Adjustment”), for a period of four years (the “Payment Period”) from the Effective Date, the Company has also agreed to pay up to $6,000 a month to Dr. Deller for expenses related to temporary housing and travel to and from Tulsa to Seattle. If Dr. Deller purchases a home in the Seattle area, the Relocation Adjustment will continue to be paid through the expiration of the Payment Period, although the Relocation Adjustment may be adjusted or terminated upon mutual agreement of Dr. Deller and the Company. The agreement may be terminated by the Company for cause, as defined in the agreement, due to Dr. Deller’s death or disability, upon 30 days’ notice to Dr. Deller or as a result of a change in control, as defined in the agreement. With the exception of a termination for cause, if Dr. Deller’s employment is terminated by the Company, aside from accrued but unpaid salary, bonus (if any) and business expenses, Dr. Deller will receive the balance of the unpaid Relocation Adjustment and 6 months of his annual salary.

Change of Control Arrangements

All of the option awards and stock awards granted to the Company’s executive officers include change-in-control arrangements whereby any unvested stock options would vest or any repurchase rights for stock grants or, if exercised prior to vesting, stock options, would terminate as a result of a change in control.

Compensation Discussion

Overview

The Compensation Committee of the Board administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options or stock grants, and all other employment, severance and change-in-control agreements applicable to executive officers. As discussed below, our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers.

At the end of or immediately following each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance during the year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation package for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Evaluation of Compensation Practices

In developing our director compensation program, the Compensation Committee gathers and reviews data from the National Association of Corporate Directors and various publicly traded companies to provide a basis for establishing such compensation. The goal is to attract qualified candidates and motivate director behavior by adequately compensating for the time, effort, and commitment required. Establishing a transparent process that includes industry standards and comparisons while factoring in the unique circumstances of the Company, is critical. Compensation may be in the form of cash, options or stock with consideration given to the Company’s overall resources during any given period when making a determination regarding the appropriate mix of each component of director compensation. As a result of such review, in 2020, each non-executive director’s annual compensation was paid in options to purchase common stock. This component of the Company’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our shareholders.

PROPOSAL 3 – APPROVE, ON AN ADVISORY BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the Securities and Exchange Commission, are mandating that public companies initiate procedures to ensure that our shareholders have input on our compensation programs for our named executive officers. This is commonly known as “Say-on-Pay.”

Our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our shareholders, to whom it is ultimately accountable. We urge you to read this proxy statement for additional details on the Company’s executive compensation.

Our Say-on-Pay Proposal is designed to provide our shareholders with the opportunity to consider and vote upon the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation table and narrative discussion. Although the vote is advisory and non-binding on the Company or the Board, our Board and the Compensation Committee will review the voting results. To the extent there is any significant lack of support for the compensation of our named executive officers, we would expect to initiate procedures designed to help us better understand shareholder concerns. We ask our shareholders to approve a Say-on-Pay proposal each year.

Shareholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the shareholders of ClearSign Technologies Corporation approve, on an advisory basis, the compensation of the Company’s “named executive officers,” as such compensation is described in the tabular disclosure regarding such compensation under the caption “Executive Compensation” and the accompanying narrative disclosure, set forth in the proxy statement for the 2021 Annual Meeting of Shareholders.

Marking the proxy card “For” indicates approval of the foregoing resolution; marking the proxy card “Against” indicates lack of support for the foregoing resolution and the compensation of our named executive officers. You may abstain by marking the “Abstain” box on the proxy card.

Vote Required and Recommendation

This is an advisory vote and does not require a minimum number of votes.

The Board unanimously recommends you vote “FOR” the approval of the foregoing resolution approving the compensation paid to our named executive officers.

PROPOSAL 4 – approve the CLEARSIGN TECHNOLOGIES CORPORATION 2021 EQUITY INCENTIVE PLAN

Introduction

The Board of Directors is requesting that shareholders vote in favor of approving the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”), which was reviewed and approved by the Compensation Committee and adopted by the Board on April 29, 2021. We believe that the 2021 Plan is in the best interest of our shareholders and our company because it will enable our company to provide participant and shareholder alignment, renew our broad-based equity program, and help attract, motivate and retain employees, consultants and directors. The 2021 Plan will become effective as of the date it is approved by the Company’s shareholders.

The 2021 Plan is intended to serve as the successor to the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Plan”), which expired on January 27, 2021. Approval of the 2021 Plan will enable the Company to continue making equity compensation grants that will serve as incentives to recruit and retain eligible employees, consultants, and directors.

The 2011 Plan has been the sole source of shares for all equity incentive awards granted to the Company’s officers, employees, consultants and directors since 2011. As of April 20, 2021 a combined total of 3,512,619 options and performance option grants (collectively, the “Outstanding Equity Awards”) are outstanding under the 2011 Plan. During the past 10 years, an additional 382,602 options were issued that have been exercised by former Company officers, employees, and board members.

Approximately 87% of the Outstanding Equity Awards issued under the 2011 Plan are held by individuals currently associated with the Company. In addition, pursuant to a concerted effort by the Board to instill an ownership culture within the Company, 38% of the Outstanding Equity Awards were issued to active, non-officer employees with 100% of active employees having received equity-base awards in the Company.

As adopted by the Board, the 2021 Plan will reserve 3,125,466 shares for stock awards. As of April 20, 2021, this reserve of shares represented approximately 10% of our currently outstanding shares of common stock and 5% of our then currently authorized shares of common stock.

Summary of the 2021 Plan

A summary of the 2021 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2021 Plan, which is attached to this proxy statement as Appendix A.

Authorized Shares. Subject to the adjustment provisions of the 2021 Plan, and the automatic increase described in the 2021 Plan, the maximum aggregate number of shares of our common stock that may be issued under the 2021 Plan is (i) 3,125,466 shares, plus (ii) any shares of our common stock subject to issued and outstanding awards under the 2011 Plan that expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares to be added to the 2021 Plan pursuant to this clause (ii) equal to 3,512,619 shares. Subject to the adjustment provisions of the 2021 Plan, the number of shares of the Company’s common stock available for issuance under the 2021 Plan will also include an annual increase on the first day of each fiscal year beginning with our 2022 fiscal year and ending on (and including) our 2031 fiscal year, in an amount equal to the lesser of: (i) (10%) of the aggregate number of shares of the Company’s common stock (or the aggregate number of shares of common stock issued by the Company in the prior fiscal year; or (ii) such number of shares determined by the Administrator no later than the last day of the immediately preceding fiscal year, provided, however that in no event shall the total cumulative increase in the number of shares available for issuance pursuant to this automatic share increase exceed 400,000 shares of common stock.

If an award granted under the 2021 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program or, with respect to restricted stock, RSUs, performance units, or performance shares, is forfeited to, or repurchased by, us due to failure to vest, then the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2021 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, RSUs, performance shares, or performance units are repurchased or forfeited to us due to failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award is paid out in cash rather than shares, the cash payment will not result in a reduction in the number of shares available for issuance under the 2021 Plan.

Plan Administration. The Board or one or more committees appointed by the Board will administer the 2021 Plan. In addition, if we determine it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2021 Plan, the administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreement for use under the 2021 Plan, determine the terms and conditions of awards (including the exercise price, the time or times when the awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend, and rescind rules and regulations relating to the 2021 Plan, including creating sub-plans, and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator may institute and determine the terms of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price or different terms), awards of a different type and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, determinations, and interpretations are final and binding on all participants.

Stock Options. Stock options may be granted under the 2021 Plan in such amounts as the administrator will determine in accordance with the terms of the 2021 Plan. The exercise price of options granted under the 2021 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option will be stated in the award agreement, and in the case of an incentive stock option, may not exceed 10 years. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After a participant ceases to provide service as an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if the cessation of service is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights will expire upon the date determined by the administrator and set forth in the award agreement. After a participant ceases to provide service as an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if cessation of service is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash, shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock. Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator (if any). The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of the 2021 Plan, will determine any terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. RSUs may be granted under the 2021 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria, and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares, or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Performance Units and Performance Shares. Performance units and performance shares may be granted under the 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting provisions in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or prior to the date of grant. Performance shares will have an initial value equal to the fair market value of our common stock on the date of grant. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Non-Employee Directors. The 2021 Plan provides that all outside (non-employee) directors will be eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan.

Non-Transferability of Awards. Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments. In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2021 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2021 Plan.

Dissolution or Liquidation. In the event of the Company’s proposed dissolution or liquidation, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. The 2021 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a change in control (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices, (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control, (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control, (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment), or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion, or (v) any combination of the foregoing. The administrator will not be obligated to treat similarly all awards, all awards a participant holds, all awards of the same type, or all portions of awards.

In the event that the successor corporation does not assume or substitute for the award (or portions thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciations rights (or portions thereof) that is not assumed or substituted for, all restrictions on restricted stock, RSUs, performance shares, and performance units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any parent or subsidiary. Additionally, in the event an option or stock appreciation right (or portions thereof) is not assumed or substituted for in the event of a merger or change in control, the administrator will notify each participant in writing or electronically that the option or stock appreciation right (or its applicable portion), as applicable, will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion), as applicable, will terminate upon the expiration of such period.

With respect to awards granted to an outside director, in the event of a change in control, the outside director’s options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any parent or subsidiary.

Clawback. Awards will be subject to any Company clawback policy and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and any amounts paid under the award pursuant to the terms of the clawback policy or applicable laws.

No Repricing. Except in connection with certain corporate transaction involving the Company, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price or base value of such options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights that have an exercise price or base value that is less than the exercise price or base value of the original options or stock appreciation rights, or (iii) cancel outstanding options or stock appreciation rights that have an exercise price or base value greater than the fair market value of a share of common stock on the date of such cancellation in exchange for cash or other consideration.

Amendment; Termination. The administrator has the authority to amend, alter, suspend, or terminate the 2021 Plan provided such action does not materially impair the existing rights of any participant. The 2021 Plan automatically will terminate in 2031, unless terminated sooner.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one-year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one-year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units. There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Units and Performance Shares. A participant generally will recognize no income upon the grant of a performance unit or performance share award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax. A participant’s annual “net investment income”, as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2021 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

New Plan Benefits

No awards will be granted under the 2021 Equity Incentive Plan until it is approved by the Company’s stockholders. In addition, awards granted under the 2021 Equity Incentive Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by eligible persons pursuant to the 2021 Equity Incentive Plan or the benefits that would have been received by such persons if the 2021 Equity Incentive Plan had been in effect in the year ended December 31, 2020.

Common Stock Price

The closing price of the Company’s common stock on April 20, 2021 as reported on Nasdaq was $4.42 per share.

Equity Compensation Plan Information

The table below provides information as of December 31, 2020 regarding the compensation plans (2011 Equity Incentive Plan and 2013 Consultant Stock Plan) under which the Company’s equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans
approved by security holders	2,777,119	$2.17	1,429,006
Equity compensation plans not
not approved by security holders	-	-	-
	2,777,119	$2.17	1,429,006

The above table excludes vested stock grants of 591,879 and 74,500 shares under the 2011 Equity Incentive Plan and the 2013 Consultant Stock Plan, respectively.

In January 2011, our shareholders approved the ClearSign Technologies Corporation 2011 Equity Incentive Plan that provides for the granting of options to purchase shares of common stock, stock awards to purchase shares at no less than 85% of the value of the shares, and stock bonuses to officers, employees, board members, certain consultants, and advisors. The Compensation Committee of the Board of Directors is authorized to administer the Plan and establish the grant terms, including the grant price, vesting period and exercise date. The 2011 Plan provides for quarterly increases in the available number of authorized shares equal to the lesser of 15% of any new shares issued by the Company during the quarter immediately prior to the adjustment date or such lesser amount as the Board of Directors shall determine.

In May 2013, the shareholders approved the 2013 Consultant Stock Plan that provides for the granting of shares of common stock to consultants who provide services related to capital raising, investor relations, and making a market in or promoting the Company’s securities. The Company’s officers, employees, and board members are not entitled to receive grants from the Consultant Plan. The Compensation Committee of the Board of Directors is authorized to administer the Consultant Plan and establish the grant terms. The Consultant Plan provides for quarterly increases in the available number of authorized shares equal to the lesser of 1% of any new shares issued by the Company during the quarter immediately prior to the adjustment date or such lesser amount as the Board of Directors shall determine.

Vote Required and Recommendation

Proposal 4 will be approved if a quorum is present and the affirmative vote of the holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting exceeds the votes cast against Proposal 4.

The Board unanimously recommends you vote FOR the approval of the ClearSign Technologies Corporation 2021 Equity Incentive Plan.

PROPOSAL 5 – APPROVE ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING TO A LATER DATE OR DATES TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 4 OR IN THE ABSENCE OF A QUORUM

We are asking our shareholders to approve a proposal that will allow us to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve Proposal 4 or if we do not have a quorum at the Annual Meeting. If our shareholders approve this proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of Proposal 4. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal 4, such that Proposal 4 would be defeated, we could adjourn the Annual Meeting without a vote on the approval of Proposal 4 and seek to convince the holders of those shares to change their votes to votes in favor of approval of Proposal 4. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

Our Board believes that it is in the best interests of our Company and our shareholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the above-referenced reasons.

Vote Required and Recommendation

If a quorum is not present at the Annual Meeting, Section 2, Subsection 2.8 of our bylaws states that a majority of the votes represented may adjourn the Annual Meeting to a later date or dates to solicit additional proxies in the absence of a quorum.

The Board unanimously recommends you vote FOR the proposal allowing the Board to adjourn the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies in the absence of a quorum.

Security Ownership Of Certain Beneficial Owners And Management

The following table shows information known to us about beneficial ownership of our common stock by:

•	each of our directors;

•	each individual identified as an NEO in the section of this report titled “Executive Compensation,”

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire ownership of on or before June 18, 2021, which is 60 days from the Record Date, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable on or before June 18, 2021 are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on ClearSign’s shares of common stock outstanding as of the Record Date.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)		Percent of Class
Directors and Officers:
Colin James Deller	858,161	(3)	2.7%
Brian G. Fike	233,821	(4)	0.7%
Robert T. Hoffman	6,198,140	(5)	19.7%
Susanne L. Meline	309,022	(6)	1.0%
Bruce A. Pate	394,000	(7)	1.3%
Judith S. Schrecker
All Directors and Executive Officers as a Group (6 persons)	7,993,144		24.3%

5% Owners

CLIR SPV LLC	5,867,968		18.8%

(1)	The address of each officer and director is 12870 Interurban Avenue South, Seattle, Washington 98168.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally assigned to the person holding voting power and/or investment power with respect to securities. With the exception of the securities beneficially owned by our officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records.

(3)	Includes options to purchase 858,161 shares of common stock which may be exercised on or before June 18, 2021 . Excludes options to purchase 510,000 shares of common stock none of which will vest on or before June 18, 2021.

(4)	Includes common stock holdings of 10,071 and options to purchase 223,750 shares of common stock which may be exercised on or before June 18, 2021. Excludes options to purchase 36,250 shares of common stock, none of which will vest on or before June 18, 2021.

(5)	Includes common stock holdings of 123,672 shares and options to purchase 206,500 shares of common stock which may be exercised on or before June 18, 2021. Mr. Hoffman is the managing member of GPCLIRSPV LLC which is the managing member of CLIRSPV LLC, the owner of 5,867,968 shares of common stock. Mr. Hoffman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in CLIRSPV LLC.

(6)	Includes common stock holdings of 81,522 and options to purchase 227,500 shares of common stock which may be exercised on or before June 18, 2021.

(7)	The shares of common stock are owned 100,000 shares by the Pate Family Trust and 105,000 shares by Pate Capital Partners LP, a private investment partnership. Includes options to purchase 189,000 shares of common stock which may be exercised on or before June 18, 2021.

Certain Relationships And Related Transactions

Participation in Common Stock Offering

In August 2020, the Company completed a registered public offering of the shares of its common stock pursuant to an effective registration statement on Form S-3 (File No. 333-232402) (the “Offering”). The following directors participated in the Offering on the same terms as the other investors and purchased shares of our common stock at a price of $2.00 per share.

Bruce A. Pate	35,000
Susanne L. Meline	5,000
All Directors and Executive Officers as a Group (2 persons)	40,000

Investment by clirSPV LLP

Robert T. Hoffman Sr., one of our directors, is the managing member of GPCLIRSPV LLC, which is the managing member of clirSPV LLC. Mr. Hoffman has voting and investment control over the shares of common stock owned by clirSPV LLC.

In connection with a private placement of the Company’s common stock pursuant to a Stock Purchase Agreement dated July 12, 2018, the Company granted to clirSPV LLC a right to purchase certain new equity securities that the Company sells for the purpose of raising capital on terms and conditions no different from those offered to other purchasers (the “Participation Right”) so that it could maintain a 19.99% percentage ownership (the Percentage Ownership“) of the Company’s outstanding common stock. The Participation Right will expire on December 31, 2023. Further, in conjunction with this investment made by clirSPV LLC, we entered into a Voting Agreement with clirSPV LLC pursuant to which Mr. Hoffman was named as a director.

Because certain elements of the Participation Right, such as the notice provisions, were not compatible with the Offering, in a written waiver dated August 18, 2020, and fully executed on August 19, 2020, clirSPV LLC waived its right to exercise the Participation Right in connection with the Offering. In lieu of participating in the Offering, the Company and clirSPV LLC agreed that, following the initial closing of the Offering, clirSPV LLC may purchase from the Company, at the price sold to investors in the Offering, unregistered shares of its common stock in a number that will allow it to maintain its Percentage Ownership. In September 2020, clirSPV LLC exercised this right and purchased 654,425 shares of our common stock at a price of $2.00 per share.

Requirements For Advance Notification of Nominations
and Shareholder Proposals

Shareholder proposals are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in Regulation 14a-8 of the Exchange Act. Shareholder proposals that meet these requirements will be summarized by the Corporate Secretary. Summaries and copies of the shareholder proposals are circulated to the Chairman of the Board.

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting of shareholders must be received by us no later than January 10, 2022, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Shareholder proposals should be addressed to our Corporate Secretary at 12870 Interurban Avenue South, Seattle, Washington 98168.

Recommendations from shareholders that are received after the deadline likely will not be considered timely for consideration by the Board for next year’s Annual Meeting.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended, is being mailed with this proxy statement to shareholders entitled to notice of the Annual Meeting. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. Copies of exhibits to the Annual Report may be obtained from us upon the payment of the reasonable expenses we incur in copying and mailing any requested exhibit. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Brian G. Fike, Chief Financial Officer, 12870 Interurban Avenue South, Seattle, Washington 98168, telephone number (206) 673-4848.

Copies of the documents referred to in this proxy statement that appear on our website are also available upon request by any shareholder addressed to our Corporate Secretary, ClearSign Technologies Corporation, 12870 Interurban Avenue South, Seattle, Washington 98168.

Appendix A

CLEARSIGN TECHNOLOGIES CORPORATION

2021 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors, and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares.

2.	Definitions. As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of shares of Common Stock, including without limitation under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

(d)           “Award Agreement” means the written or electronic agreement between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means the occurrence of any of the following events:

(i)            Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)            Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)           Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)          “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other official guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(h)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means ClearSign Technologies Corporation, a Washington corporation, or any successor thereto.

(k)           “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l)            “Director” means a member of the Board.

(m)          “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)          “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)            “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)         In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws.

(r)            “Fiscal Year” means the fiscal year of the Company.

(s)           “Incentive Stock Option” means an Option intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)            “Inside Director” means a Director who is an Employee.

(u)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)          “Option” means a stock option granted pursuant to the Plan.

(x)            “Outside Director” means a Director who is not an Employee.

(y)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)            “Participant” means the holder of an outstanding Award.

(aa)          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares, or other securities or a combination of the foregoing pursuant to Section 10.

(cc)          “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)         “Plan” means this ClearSign Technologies Corporation 2021 Equity Incentive Plan.

(ee)          “Prior Plan” means the ClearSign Technologies Corporation 2011 Equity Incentive Plan, as amended.

(ff)           “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)            “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)           “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, or any state law equivalent.

(kk)         “Securities Act” means the Securities Act of 1933, as amended.

(ll)           “Service Provider” means an Employee, Director, or Consultant.

(mm)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn)           “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(oo)            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)           “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed is open for trading.

3.            Stock Subject to the Plan.

(a)            Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan and the automatic increase set forth in Section 3(b), the maximum aggregate number of Shares that may be issued under the Plan is 3,125,466 Shares, plus any Shares subject to stock options or similar awards granted under the Prior Plan that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this sentence equal to 3,512,619 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Sections 3(b) and 3(c). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)            Automatic Share Reserve Increase. Subject to the provisions of Section 13 of the Plan, the number of Shares available for issuance under the Plan will be increased annually on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending on (and including) the 2031 Fiscal Year, in an amount equal to the lesser of (i) 10% of the aggregate number of shares of Common Stock issued by the Company in the prior Fiscal Year; or (ii) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year; provided, however, that in no event shall the total cumulative increase in the number of Shares available for issuance pursuant to this Section 3(b) exceed 400,000 shares of Common Stock.

(c)            Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, the cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)            Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.            Administration of the Plan.

(a)            Procedure.

(i)         Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)          Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)         Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)            Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:

(i)            determine the Fair Market Value;

(ii)           select the Service Providers to whom Awards may be granted hereunder;

(iii)          determine the number of Shares to be covered by each Award granted hereunder;

(iv)          approve forms of Award Agreement for use under the Plan;

(v)          determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)            institute and determine the terms and conditions of an Exchange Program;

(vii)          prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii)          construe and interpret the terms of the Plan and Awards granted under the Plan;

(ix)            modify or amend each Award (subject to Section 18(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;

(x)             allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 14 of the Plan;

(xi)            authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)           temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;

(xiii)          allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award; and

(xiv)          make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.            Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.            Stock Options.

(a)            Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)            Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(d)            Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)            Option Exercise Price and Consideration.

(i)            Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)            In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)            In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)            Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)            Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)            Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(f)            Exercise of Option.

(i)            Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) a notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)            Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)            Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)            Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)            Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1)            if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2)            if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.            Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)            Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)           Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)          Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)          Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:

(i)            The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and

(ii)            The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.

8.            Restricted Stock.

(a)          Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)          Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction or provide that there are no restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)          Transferability. Except as provided in this Section 8 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

(d)           Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)            Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.            Restricted Stock Units.

(a)           Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)           Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c)            Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)           Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.

(e)            Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.            Performance Units and Performance Shares.

(a)           Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)           Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)            Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)            Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)            Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period), or in a combination thereof.

(f)            Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.            Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods of legally protected leave of absence pursuant to applicable law). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.            Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.            Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)            Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b)            Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portions thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portions thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right (or portions thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this subsection (c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

(d)            Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

14.            Tax.

(a)            Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents, or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)            Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check, or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; or (v) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)            Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A.

15.            No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.            Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.            Term of Plan. The Plan will become effective upon its approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws (the “Effective Date”), and will continue in effect for a term of ten (10) years from the date of such approval, unless terminated earlier under Section 18 of the Plan.

18.            Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Administrator, at any time, may amend, alter, suspend, or terminate the Plan.

(b)           Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)            Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.            Conditions upon Issuance of Shares.

(a)           Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law, or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification, or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

21.            Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return, or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 21 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

22.            No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 13 above, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price or base value of such Options or Stock Appreciation Rights, (B) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights that have an exercise price or base value that is less than the exercise price or base value of the original Options or Stock Appreciation Rights, or (C) cancel outstanding Options or Stock Appreciation Rights that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

CLEARSIGN TECHNOLOGIES CORP 12870 INTERURBAN AVENUE SOUTH SEATTLE, WA 98168 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on 06/16/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLIR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on 06/16/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Robert T. Hoffman Sr. 02) Susanne L. Meline For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 03) Colin James Deller 04) Bruce A. Pate 05) Judith S. Schrecker R1.0.0.177 1 _ 0000515482 The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. Approve, on an advisory basis, the appointment of Gumbiner Savett Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Approve, on an advisory basis, the compensation paid to the Company's named executive officers. 4. Approve the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the "2021 Plan"). 5. Approve one or more as adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the 2021 Plan or in the absence of a quorum. NOTE: Transact any other business as may properly come before the Annual Meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com CLEARSIGN TECHNOLOGIES CORPORATION Annual Meeting of Shareholders June 17, 2021 2:00 PM Pacific Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Colin James Deller and Brian G. Fike, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEARSIGN TECHNOLOGIES CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM Pacific Time on June 17, 2021, at www.virtualshareholdermeeting.com/CLIR2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R1.0.0.177 2 _ 0000515482 Continued and to be signed on reverse side